UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2017

United Consortium Limited

(Exact name of registrant as specified in its charter)

Nevada	0-27131	98-0222922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

PO Box 340746, Tampa, Florida		33694
(Address of principal executive offices)		(Zip Code)

(727) 417-7807

(Registrant’s telephone number, including area code)

Storage Alliance, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM  7.01  REGULATION  FD  DISCLOSURE.

On March 10, 2017 we agreed to acquire a domain portfolio via an assignment provision of an amended asset purchase agreement entered into between TheDirectory.com, Inc. and Domain Sales & Leasing, LLC (Originally dated August 7, 2015) in exchange for assumption of a previously issued promissory note in the amount of $425,000. As part of the agreement we also agreed to issue to TheDirectory.com, Inc. preferred shares reflecting 60% ownership interest in our Company. We also agreed to file an initial disclosure document with OTC Markets within 90 days to update our public information and to bring the Company’s reporting status to OTC Markets Pink Current.

The Internet domain portfolio consists of 118 Internet domain names and approximately 30 websites focused on the legal industry. Some of the key domain names in the portfolio are: ImmigrationAttorney.com, DUILawyers.com, CriminalAttorneys.com, PersonalInjuries.com and TaxAttorneys.com.

The information in this Current Report on Form 8-K is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Consortium Limited

Date: March 15, 2017	By: /s/ Scott Gallagher
Scott Gallagher CEO/COB

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